UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): AUGUST 25, 2008

                             WIN GAMING MEDIA, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                   000-51255                98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

        103 FOULK ROAD, WILMINGTON, DELAWARE                     19803
------------------------------------------------------   -----------------------
      (Address of principal executive offices)                 (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

As previously disclosed in the registrant's Current Reports on Form 8-K filed on March 13, 2008 (the "Prior 8-K") and on April 30, 2008, on March 10, 2008 the board of directors (the "Board") of the registrant (the "Company") approved the entry of the Company into a convertible debt transaction with Mr. Shimon Citron, a director of the Company and the former and current chief executive officer of the Company. The transaction was subject to approval by the Company's shareholders at a special meeting in lieu of an annual meeting (the "Meeting"). On April 29, 2008, holders of a majority of the Company's Common Stock represented at the Meeting approved the loan transaction documents. Under the applicable documents, the Company became obligated with respect to the full principal amount of the convertible debt of $500,000, and subject to all of the terms of the secured promissory note, warrant, security agreement and registration rights previously reported in the Prior 8-K and described more fully in the exhibits filed with the Prior 8-K.

On August 25, 2008, the Company gave Mr. Citron a notice of redemption (the "Notice") pursuant to which the Company will repay Mr. Citron the full principal amount of the loan described above, together with accrued but unpaid interest thereon within 30 days from the date of the Notice.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 WIN GAMING MEDIA, INC.
                                                 (registrant)

                                                 By: /s/ Jacob Bar-Shalom
                                                 ------------------------
Date: August 25, 2008                            Jacob Bar-Shalom
                                                 Chief Financial Officer